Exhibit 24.1

Winder Investment Pte. Ltd.

POWER OF ATTORNEY

(For Executing Forms 3 And 4)

The undersigned, being authorized to represent and jointly sign on behalf of Winder Investment Pte. Ltd. ("Winder"), hereby constitutes and appoints each of Richard Segal, Reid Hooper, Layne Jacobs and David Marino, signing individually, the undersigned's true and lawful attorneys-in-fact and agents to:

(1)	Prepare, execute in Winder's name and on Winder's behalf, and submit to the
Securities and Exchange Commission (the "SEC") Forms 3 and 4 (including amendments thereto) in accordance with Section 13 or Section 16 of the
Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder in Winder's capacity as a beneficial owner of securities/shares of
Sensient Technologies Corporation - US81725T1007;

(2)	Do and perform any and all acts for and on behalf of Winder that may be necessary or desirable to prepare and execute any such Forms 3 and 4 (including amendments thereto), and file such forms with the SEC; and

(3)	Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of Winder, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

Winder hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of revocation, hereby ratifying and confirming all that such attorney-in-fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Winder acknowledges that the foregoing attorneys-in-fact in serving in such capacity at the request of Winder, are not assuming (nor is Cooley LLP assuming) any of Winder's responsibilities to comply with Sections 13 and 16 of the Exchange Act and Rule 144 thereunder.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) Winder is no longer required to file Forms 3 and 4 with respect to its holdings of and transactions in the said class of securities, (b) revocation by Winder in writing sent to the foregoing attorneys-in-fact, or (c) as to any attorney-in-fact individually, such attorney-in-fact is no longer employed by Cooley LLP.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed in Singapore as of the date written below.

Date:	23.08.2021

Winder Investment Pte. Ltd.

By:  /s/ Sharon Yam	By:  /s/ William Lexmond
Names:  Sharon Yam	Names:  William Lexmond
Title:  Director	Title:  Director